Exhibit 10.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH MAY BE THE LEGAL COUNSEL OPINION (AS DEFINED IN THE PURCHASE AGREEMENT)), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT OR OTHER APPLICABLE EXEMPTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $350,000.00	Issue Date: August 14, 2020
Actual Amount of Purchase Price: $315,000.00

SELF-AMORTIZATION PROMISSORY NOTE

FOR VALUE RECEIVED, ODYSSEY GROUP INTERNATIONAL, INC., a Nevada corporation (hereinafter called the “Borrower” or the “Company”) (Trading Symbol: ODYY), hereby promises to pay to LABRYS FUND, LP, a Delaware limited partnership, or registered assigns (the “Holder”), in the form of lawful money of the United States of America, the principal sum of $350,000.00 (the “Principal Amount”) (subject to adjustment herein), which amount is the $315,000.00 actual amount of the purchase price (the “Consideration”) hereof plus an original issue discount in the amount of $35,000.00 (the “OID”) and to pay interest on the unpaid Principal Amount hereof at the rate of twelve percent (12%) (the “Interest Rate”) per annum from the date hereof (the “Issue Date”) until the Principal Amount becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise, as further provided herein. The maturity date shall be twelve (12) months from the Issue Date (the “Maturity Date”), and is the date upon which the Principal Amount, as well as any accrued and unpaid interest and other fees, shall be due and payable.

This self-amortization promissory note (the “Note”) may not be prepaid or repaid in whole or in part except as otherwise explicitly set forth herein.

Interest shall commence accruing on the date that the Note is fully funded and shall be computed on the basis of a 365-day year and the actual number of days elapsed. Any Principal Amount or interest on this Note which is not paid when due shall bear interest at the rate of the lesser of (i) sixteen percent (16%) per annum and (ii) the maximum amount permitted by law from the due date thereof until the same is paid (“Default Interest”).

All payments due hereunder (to the extent not converted into shares of common stock, $0.001 par value per share, of the Borrower (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date.

Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement, dated as of the Issue Date, pursuant to which this Note was originally issued (the “Purchase Agreement”). As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. As used herein, the term “Trading Day” means any day that shares of Common Stock are listed for trading or quotation on the Principal Market (as defined in the Purchase Agreement), any tier of the OTC Markets, NASDAQ Stock Market, the New York Stock Exchange, or the NYSE American.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

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In connection with the issuance of this Note, the Borrower issued the Second Commitment Shares (as defined in the Purchase Agreement) to Holder as a commitment fee, provided, however, that the Second Commitment Shares must be returned to the Borrower’s treasury if the Note is fully repaid and satisfied on or prior to the Maturity Date, subject further to the terms and conditions of this Note.

The following terms shall also apply to this Note:

ARTICLE I. CONVERSION RIGHTS UPON DEFAULT

1.1 Conversion Right Upon Default. The Holder shall have the right, at any time on or following the date that an Event of Default (as defined in this Note) occurs under this Note, to convert all or any portion of the then outstanding and unpaid Principal Amount and interest (including any Default Interest) into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined below) determined as provided herein (a “Conversion”); provided, however, that notwithstanding anything to the contrary contained herein, the a Holder shall not have the right to convert any portion of this Note, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after conversion as set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s affiliates (the “Affiliates”), and any other Persons (as defined below) acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 1.1, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Holder is solely responsible for any schedules required to be filed in accordance therewith. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1.1, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding at the time of the respective calculation hereunder. “Person” and “Persons” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof. The limitations contained in this paragraph shall apply to a successor holder of this Note. The number of Conversion Shares to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower or Borrower’s transfer agent by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower or Borrower’s transfer agent before 11:59 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the Principal Amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such Principal Amount at the Interest Rate to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2).

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1.2	Conversion Price.

(a)  Calculation of Conversion Price. The per share conversion price into which Principal Amount and interest (including any Default Interest) under this Note shall be convertible into shares of Common Stock hereunder (the “Conversion Price”) shall equal the closing bid price of the Common Stock on the Trading Day immediately preceding the date of the respective conversion. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price. Holder shall be entitled to deduct $750.00 from the conversion amount in each Notice of Conversion to cover Holder’s fees associated with each Notice of Conversion.

1.3   Authorized and Reserved Shares. The Borrower covenants that at all times until the Note is satisfied in full, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of a number of Conversion Shares equal to the greater of: (a) 1,140,000 shares of Common Stock or (b) the sum of (i) the number of Conversion Shares issuable upon the full conversion of this Note (assuming no payment of Principal Amount or interest) as of any issue date (taking into consideration any adjustments to the Conversion Price pursuant to Section 2 hereof or otherwise) multiplied by (ii) one and a half (1.5) (the “Reserved Amount”). The Borrower represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable.

1.4	Method of Conversion.

(a)  Mechanics of Conversion. This Note may be converted by the Holder in whole or in part, on any Trading Day, at any time on or following the date that an Event of Default (as defined in this Note) occurs under this Note, by submitting to the Borrower or Borrower’s transfer agent a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 11:59 p.m., New York, New York time). Any Notice of Conversion submitted after 11:59 p.m., New York, New York time, shall be deemed to have been delivered and received on the next Trading Day.

(b)  Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid Principal Amount is so converted. The Holder and the Borrower shall maintain records showing the Principal Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid Principal Amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c)  [Intentionally Omitted].

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(d)  Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Conversion Shares (or cause the electronic delivery of the Conversion Shares as contemplated by Section 1.4(f) hereof) within two (2) Trading Days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid Principal Amount and interest (including any Default Interest) under this Note, surrender of this Note). If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the Deadline a certificate for the number of Conversion Shares or to which the Holder is entitled hereunder and register such Conversion Shares on the Company’s share register or to credit the Holder’s balance account with DTC (as defined below) for such number of Conversion Shares to which the Holder is entitled upon the Holder’s conversion of this Note (a “Conversion Failure”), then, in addition to all other remedies available to the Holder, the Holder, upon written notice to the Company, may void its Notice of Conversion with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Notice of Conversion; provided that the voiding of an Notice of Conversion shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing the Conversion Shares (or to electronically deliver such Conversion Shares) upon the conversion of this Note as required pursuant to the terms hereof.

(e)   [Intentionally Omitted].

(f)   Delivery of Conversion Shares by Electronic Transfer. In lieu of delivering physical certificates representing the Conversion Shares issuable upon conversion hereof, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer or Deposit/Withdrawal at Custodian programs, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Conversion Shares issuable upon conversion hereof to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

1.5   Concerning the Shares. The Conversion Shares issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the 1933 Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption, or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Purchase Agreement). Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the Conversion Shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for the Conversion Shares that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH MAY BE THE LEGAL COUNSEL OPINION (AS DEFINED IN THE PURCHASE AGREEMENT)), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A, REGULATION S UNDER SAID ACT, OR OTHER APPLICABLE EXEMPTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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The legend set forth above shall be removed and the Company shall issue to the Holder a certificate for the applicable Conversion Shares without such legend upon which it is stamped or (as requested by the Holder) issue the applicable Conversion Shares by electronic delivery by crediting the account of such holder’s broker with DTC, if, unless otherwise required by applicable state securities laws: (a) such Conversion Shares are registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) the Holder provides an opinion of counsel (reasonably acceptable to the Company) to the effect that the legend may be removed. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. The Holder agrees to sell all Conversion Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

1.6	Effect of Certain Events.

(a)    Effect of Sale of Assets, Merger, Consolidation, Etc. Upon the occurrence of (a) the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, or (b) the consolidation, merger, exchange of shares, recapitalization, reorganization, or other business combination or similar event of the Borrower (i) with or into any other Person (as defined below) or Persons when the Borrower is not the survivor or (ii) pursuant to which the Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity (each a “Fundamental Transaction”), the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the total outstanding balance under this Note (the “Fundamental Transaction Payoff”). In no event shall such a Fundamental Transaction be deemed to be an Event of Default unless the Fundamental Transaction Payoff does not occur concurrent with or before the consummation of the Fundamental Transaction.

(b)    Dilutive Issuance. If the Borrower, at any time while this Note or any amounts due hereunder are outstanding, enters into a Variable Rate Transaction (as defined in the Purchase Agreement), pursuant to which the Borrower issues, sells, disposes of, or grants any option to purchase, or sells or grants any right to reprice any Common Stock or other securities convertible into, exercisable for, or otherwise entitle any person or entity the right to acquire, shares of Common Stock, in each or any case at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (it being agreed that if the holder of the Common Stock or other securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced, at the option of the Holder (subject to Section 1.6(c)), to a price equal to the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or other securities are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 1.6(b) in respect of an Exempt Issuance. Notwithstanding anything herein to the contrary, if the Holder exercises its right under this Section 1.6(b) with respect to a Dilutive Issuance, the Holder shall also simultaneously provide an unconditional waiver of any Event of Default triggered by the Borrower’s entrance into the Variable Rate Transaction that resulted in the respective Dilutive Issuance in a signed writing to the Borrower (which writing shall also acknowledge that any penalties resulting from such Event of Default shall be void ab initio).

An “Exempt Issuance” shall mean the issuance of (a) shares of Common Stock or other securities to officers or directors of the Company pursuant to any stock or option or similar equity incentive plan duly adopted (before or after the date of this Note) for such purpose, by a majority of the non-employee members of the Company’s Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose in a manner which is consistent with the Company’s prior business practices; (b) securities issued pursuant to a merger, consolidation, acquisition or similar business combination approved by a majority of the disinterested directors of the Company, provided that such transaction shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (c) securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by a majority of the disinterested directors of the Company; (d) securities issued with respect to which the Holder waives its rights in writing under this Section 1.6(b); (e) shares of Common Stock issued pursuant to an equity line of credit entered into by the Borrower so long as such equity line of credit transaction does not involve the Company’s issuance of debt securities encompassed by the definition of Variable Rate Transaction or (f) any other transaction that would not constitute a Variable Rate Transaction pursuant to the Purchase Agreement.

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(c) Additional Matters Related to Dilutive Issuances. The Borrower shall promptly (and in no event more than three Business Days after the occurrence of a Dilutive Issuance) provide the Holder notice of any Dilutive Issuance (a “Dilutive Issuance Notice”). The Holder shall have five Business Days following the date of such Dilutive Issuance Notice (or eight Business Days from the date such Dilutive Issuance occurred if longer) to determine if it is exercising its right under this Section 1.6(b) with respect to such Dilutive Issuance (and shall provide notice of such exercise along with the waiver described in Section 1.6(b) no later than the tenth Business Day following the occurrence of such Dilutive Issuance (a “Dilutive Issuance Exercise Notice”). In the event the Holder does not deliver a Dilutive Issuance Exercise Notice on or prior to the tenth Business Day following the occurrence of a Dilutive Issuance, the Holder shall be deemed to have waived its rights under Section 1.6(b) and Section 1.6(b) shall not be applicable to such Dilutive Issuance; provided, however, that any Event of Default (or rights of the Holder relating thereto) arising as a result of Variable Rate Transaction constituting such Dilutive Issuance shall not be so waived.

Upon the receipt of a Dilutive Issuance Exercise Notice, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii), assuming such amounts are determinable at the time of such request of the Borrower, the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

1.7   [Intentionally Omitted].

1.8    [Intentionally Omitted].

1.9   Prepayment. The Borrower shall have the right, exercisable on not less than one (1) Trading Day prior written notice to the Holder of the Note, to prepay the outstanding Principal Amount and interest then due under this Note, in whole or in part, in accordance with this Section 1.9. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than two (2) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), the Borrower shall make payment of the outstanding Principal Amount and interest then due under this Note plus $750.00 to reimburse Holder for the fees associated with the Second Commitment Shares, to the Holder as specified by the Holder in writing to the Borrower at least one (1) business day prior to the Optional Prepayment Date. Upon confirmation by Holder that the prepayment has been received by the Holder and that all amounts outstanding under this Note are paid in full, the Holder shall immediately return the Second Commitment Shares back to the Company’s treasury, subject to the terms of this Note. If the Borrower delivers an Optional Prepayment Notice on three (3) separate dates (the “Prepayment Threshold") and fails to pay the applicable prepayment amount due to the Holder of the Note as provided in this Section 1.9 with respect to both of the aforementioned Optional Prepayment Notices, then the Borrower shall forever forfeit its right to prepay any part of the Note pursuant to this Section 1.9, provided, however, that if the Borrower’s failure to pay the applicable prepayment amount is due to delays in the Borrower’s closing of a pending transaction, then the Borrower may provide additional Optional Prepayment Notices without it counting towards the Prepayment Threshold so long as the Borrower has a reasonable good faith belief that the closing of the pending transaction is imminent.

ARTICLE II. COVENANTS

2.1    [Intentionally Omitted].

2.2   [Intentionally Omitted].

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2.3   [Intentionally Omitted].

2.4   [Intentionally Omitted].

2.5    Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not sell all or substantially all of its assets or equity interests unless the Holder is paid the total outstanding balance under this Note on or before the consummation of such transaction.

2.6     Advances and Loans; Affiliate Transactions. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent (not to be unreasonably withheld conditioned or delayed), lend money, give credit, make advances to or enter into any transaction with any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower except (i) transactions consummated in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its subsidiaries than would be obtainable in a comparable arm’s length transaction with a person that is not an affiliate thereof, (ii) reasonable and customary director and officer compensation, benefits and indemnification arrangements.

2.7  Section 3(a)(9) or 3(a)(10) Transaction. So long as this Note is outstanding, the Borrower shall not enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) of the Securities Act (a “3(a)(9) Transaction”) or Section 3(a)(10) of the Securities Act (a “3(a)(10) Transaction”).

2.8  Preservation of Business and Existence, etc. So long as the Borrower shall have any obligation under this Note, the Borrower shall not (a) materially change the nature of its business; (b) sell all or substantially all of its assets or equity interests; or (c) enter into any Variable Rate Transaction, unless the Holder is paid the total outstanding balance under this Note on or before the consummation of such transaction. In addition, so long as the Borrower shall have any obligation under this Note, the Borrower shall maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in (a) its jurisdiction of organization and (b) in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except, in the case of this clause (b), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Borrower.

2.9   Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate or Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all commercially reasonable action as may reasonably be required to protect the rights of the Holder.

2.10   Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note.

ARTICLE III. EVENTS OF DEFAULT

It shall be considered an event of default if any of the following events listed in this Article III (each, an “Event of Default”) shall occur:

3.1   Failure to Pay Principal or Interest. The Borrower fails to pay the Principal Amount hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

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3.2  Conversion and the Shares. The Borrower (i) fails to issue Conversion Shares to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, (ii) fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for the Conversion Shares issuable to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, (iii) reserve the Reserved Amount at all times, or (iii) the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for the Conversion Shares issuable to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for two (2) Trading Days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an Event of Default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within forty eight (48) hours of a demand from the Holder.

3.3    Breach of Agreements and Covenants. The Borrower breaches any material agreement, covenant or other material term or condition contained in the Purchase Agreement, this Note, the Warrant described in the Purchase Agreement, the Irrevocable Transfer Agent Instructions or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith and such failure, if capable of being remedied, shall remain un-remedied for ten (10) calendar days after the date written notice of such default shall have been given by the Holder to the Borrower; provided, however, if such failure cannot be cured within such 10-day period after Borrower had promptly commenced such cure, then such cure period may be extended for so long as Borrower diligently and continuously uses its best efforts to prosecute such cure in good faith up to a maximum cure period of fifteen (15) calendar days, or such longer period to which the Holder and Borrower may mutually agree.

3.4   Breach of Representations and Warranties. Any representation or warranty of the Borrower made in the Purchase Agreement, this Note, the Warrant described in the Purchase Agreement, the Irrevocable Transfer Agent Instructions or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement and such breach, if capable of being remedied, shall remain un-remedied for ten (10) calendar days after the date written notice of such default shall have been given by the Holder to the Borrower; provided, however, if such breach cannot be cured within such 10-day period after the Borrower had promptly commenced such cure, then such cure period may be extended for so long as the Borrower diligently and continuously uses its best efforts to prosecute such cure in good faith up to a maximum cure period of fifteen (15) calendar days, or such longer period to which the Holder and the Borrower may mutually agree.

3.5     Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed and the appointment continues undischarged or unstayed for 60 calendar days.

3.6   Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $500,000, except to the extent covered by insurance and shall remain unvacated, unbonded or unstayed for a period of thirty (30) consecutive calendar days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld, conditioned or delayed.

3.7     Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower and continues undismissed or unstayed for 60 calendar days.

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3.8   Failure to Comply with the 1934 Act. At any time after the Issue Date, the Borrower shall fail to comply with the reporting requirements of the 1934 Act and/or the Borrower shall cease to be subject to the reporting requirements of the 1934 Act. It shall be an Event of Default under this Section 3.9 if the Borrower shall file any Notification of Late Filing on Form 12b-25 with the SEC.

3.9       Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.10   Cessation of Operations. Any cessation of operations by Borrower or Borrower admits in writing it is generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

3.11    Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future), other than those assets in the reasonable good faith judgment of the Borrower, are no longer economically practicable or commercially desirable to maintain or no longer useful in the conduct of the business of the Borrower.

3.12   [Intentionally Omitted].

3.13    Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

3.14    Cross-Default. The declaration of an event of default by any lender or other extender of credit to the Company under any notes, loans, agreements or other instruments of the Company evidencing any Indebtedness of the Company (including those filed as exhibits to or described in the Company’s filings with the SEC), after the passage of all applicable notice and cure or grace periods, the effect of which is to cause such Indebtedness to be demanded prior to its stated maturity.

3.15   Variable Rate Transactions. The Borrower consummates a Variable Rate Transaction at any time on or after the Issue Date (excluding this Note).

3.16   Delisting or Suspension of Trading of Common Stock. If, at any time on or after the Issue Date, the Borrower’s Common Stock (i) is suspended from trading, (ii) halted from trading, and/or (iii) fails to be quoted or listed (as applicable) on any level of the OTC Markets, any tier of the NASDAQ Stock Market, the New York Stock Exchange, or the NYSE American, and in each case shall remain un-remedied for ten (10) calendar days after the occurrence of such event. For the avoidance of doubt, any delisting of the Borrower’s Common Stock which is incidental to the Borrower’s changing of its Principal Market shall not be an event of default under this Section 3.16.

3.17   Failure to Pay an Amortization Payment. The Borrower fails to pay an Amortization Payment (as defined in this Note) when due as provided in Section 4.17 of this Note.

3.18   Rights and Remedies Upon an Event of Default. Upon the occurrence and during the continuation of any Event of Default specified in this Article III, the Holder shall no longer be required to return the Second Commitment Shares to the Borrower under any circumstances and this Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount (the “Default Amount”) equal to the Principal Amount then outstanding plus accrued interest (including any Default Interest) through the date of full repayment multiplied by 115%. Holder may, in its sole discretion, determine to accept payment part in Common Stock and part in cash. For purposes of payments in Common Stock, the conversion formula set forth in Section 1.2 shall apply. Upon an uncured Event of Default, all amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived by the Borrower, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

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ARTICLE IV. MISCELLANEOUS

4.1   Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies of the Holder existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2    Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

ODYSSEY GROUP INTERNATIONAL, INC.
2372 Morse Avenue
Irvine, CA 92614
Attention: Joseph Redmond
e-mail: info@odysseygi.com

If to the Holder:

LABRYS FUND, LP
48 Parker Road
Wellesley, MA 02482
e-mail: admin@equiluxgroup.com

4.3   Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4   Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Neither the Borrower nor the Holder shall assign this Note or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Holder may assign its rights hereunder to any “accredited investor” (as defined in Rule 501(a) of the 1933 Act) in a private transaction from the Holder or to any of its “affiliates”, as that term is defined under the 1934 Act, without the consent of the Borrower. Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

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4.5     Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable, documented, out of pocket attorneys’ fees.

4.6     Governing Law; Venue; Attorney’s Fees. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note or any other agreement, certificate, instrument or document contemplated hereby shall be brought only in the state courts located in the Commonwealth of Massachusetts or federal courts located in the Commonwealth of Massachusetts. The Borrower hereby irrevocably waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other agreement, certificate, instrument or document contemplated hereby or thereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The prevailing party in any action or dispute brought in connection with this the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

4.7   [Intentionally Omitted].

4.8   Purchase Agreement. The Company and the Holder shall be bound by the applicable terms of the Purchase Agreement and the documents entered into in connection herewith and therewith.

4.9   [Intentionally Omitted].

4.10   [Intentionally Omitted].

4.11  Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and all the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

4.12  Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Company under this Note for payments which under the applicable law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under the applicable law in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by applicable law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the Issue Date, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by this the Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Holder’s election.

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4.13   Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law (including any judicial ruling), then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

4.14    [Intentionally Omitted].

4.15    Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price, Conversion Amount, any prepayment amount or Default Amount, Issue, Closing or Maturity Date, the closing bid price, or fair market value (as the case may be) or the arithmetic calculation of the Conversion Price or the applicable prepayment amount(s) (as the case may be), the Borrower or the Holder shall submit the disputed determinations or arithmetic calculations via facsimile (i) within one (1) Trading Day after receipt of the applicable notice giving rise to such dispute to the Borrower or the Holder or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Borrower are unable to agree upon such determination or calculation within one (1) Trading Day of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Borrower or the Holder, then the Borrower shall, within one (1) Trading Day, submit (a) the disputed determination of the Conversion Price, the closing bid price, the or fair market value (as the case may be) to an independent, reputable investment bank selected by the Borrower and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Price, Conversion Amount, any prepayment amount or Default Amount, to an independent, outside accountant selected by the Holder that is reasonably acceptable to the Borrower. The Borrower shall cause at its expense the investment bank or the accountant to perform the determinations or calculations and notify the Borrower and the Holder of the results no later than one (1) Trading Day from the time it receives such disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation shall be binding upon all parties absent demonstrable error.

4.16    [Intentionally Omitted].

4.17    Amortization Payments. The Borrower shall make the following amortization payments (each an “Amortization Payment”) in cash to the Holder towards the repayment of this Note, as provided in the following table:

Payment Date:	Payment Amount:
11/12/2020	$37,675.00
12/14/2020	$37,675.00
1/14/2021	$37,675.00
2/12/2021	$37,675.00
3/12/2021	$37,675.00
4/14/2021	$37,675.00
5/14/2021	$37,675.00
6/14/2021	$37,675.00
7/12/2021	$37,675.00
8/14/2021	$37,683.00

(a)   With respect to the first Amortization Payment originally due on November 12, 2020 (the “First Amortization Payment”), the Company may notify the Holder on or before November 12, 2020, that the Company is electing to extend the due date of the First Amortization Payment to December 14, 2020 (the “First Amortization Payment Extension”) as further provided herein. If the Company exercises the First Amortization Payment Extension, then the First Amortization Payment shall be due on December 14, 2020 and the Company shall pay $3,767.50 (the “First Amortization Payment Extension Fee”) to the Holder on or before November 12, 2020. For the avoidance of doubt, the First Amortization Payment Extension shall not affect the due date of any other Amortization Payment and the First Amortization Payment Extension Fee shall not reduce the amounts owed under the Note. The Company shall not be permitted to exercise the First Amortization Payment Extension if an Event of Default has occurred under the Note at the time of such exercise.

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(b)   If the Company exercised the First Amortization Payment Extension and fully complied with Section 4.17(a) of this Note, then the Company may notify the Holder on or before December 14, 2020, that the Company is electing to further extend the due date of the First Amortization Payment to January 14, 2021 (the “Additional First Amortization Payment Extension”) as further provided herein. If the Company exercises the Additional First Amortization Payment Extension, then the First Amortization Payment shall be due on January 14, 2021 and the Company shall pay $3,767.50 (the “Additional First Amortization Payment Extension Fee”) to the Holder on or before December 14, 2020. For the avoidance of doubt, the Additional First Amortization Payment Extension shall not affect the due date of any other Amortization Payment and the Additional First Amortization Payment Extension Fee shall not reduce the amounts owed under the Note. The Company shall not be permitted to exercise the Additional First Amortization Payment Extension if an Event of Default has occurred under the Note at the time of such exercise.

(c)   With respect to the second Amortization Payment originally due on December 14, 2020 (the “Second Amortization Payment”), the Company may notify the Holder on or before December 14, 2020, that the Company is electing to extend the due date of the Second Amortization Payment to January 14, 2021 (the “Second Amortization Payment Extension”) as further provided herein. If the Company exercises the Second Amortization Payment Extension, then the Second Amortization Payment shall be due on January 14, 2021 and the Company shall pay $3,767.50 (the “Second Amortization Payment Extension Fee”) to the Holder on or before December 14, 2020. For the avoidance of doubt, the Second Amortization Payment Extension shall not affect the due date of any other Amortization Payment and the Second Amortization Payment Extension Fee shall not reduce the amounts owed under the Note. The Company shall not be permitted to exercise the Second Amortization Payment Extension if an Event of Default has occurred under the Note at the time of such exercise.

[signature page follows]

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on August 14, 2020.

ODYSSEY GROUP INTERNATIONAL, INC.

By: ./s/ J. Michael Redmond
Name: Joseph Michael Redmond
Title: Chief Executive Officer

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EXHIBIT A -- NOTICE OF CONVERSION

The undersigned hereby elects to convert $ principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of ODYSSEY GROUP INTERNATIONAL, INC., a Nevada corporation (the “Borrower”), according to the conditions of the self-amortization promissory note of the Borrower dated as of August 14, 2020 (the “Note”), as of the date written below.

Box Checked as to applicable instructions:

☐	The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).
Name of DTC Prime Broker:
Account Number:

☐

The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Date of Conversion:
Applicable Conversion Price:	$
Costs Incurred by the Undersigned to Convert the Note into Shares of Common Stock:	$
Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Note:
Amount of Principal Balance Due remaining Under the Note after this conversion:

By:
Name:
Title:
Date:

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